EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 96 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) of my opinion dated October 30, 2006, which was filed as Exhibit (i) to Post-Effective Amendment No. 95.

/s/ Katy D. Burke
Katy D. Burke, Esq.

November 30, 2006
Boston, Massachusetts

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